UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2005

HELEN OF TROY LIMITED

(Exact name of registrant as specified in its charter)

BERMUDA	001-14669	74-2692550
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

CLARENDON HOUSE
CHURCH STREET
HAMILTON, BERMUDA
(Business address of registrant)

ONE HELEN OF TROY PLAZA
EL PASO, TEXAS 79912
(United States mailing address of registrant)

Registrant's telephone number, including area code: (915) 225-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective June 10, 2005, James C. Swaim, resigned from Helen of Troy Limited's board of directors. Mr. Swaim had been a director since August 2004 and since that time had served as Chairman of the Company's Audit Committee.

Mr. Swaim, was recently named the Chief Financial Officer of Hillwood Development Corporation, a Dallas-based real estate development company. He stated in his letter of resignation, "I have accepted a position with another company which will require my full attention."

Gerald Rubin, Chairman of Helen of Troy Limited's board of directors stated, "Although Jim was with us a relatively short time, he made a substantial contribution. We understand his decision in light of his new responsibilities with Hillwood and wish him the best in his new endeavor."

With the recommendation of our Nominating and Corporate Governance Committee, Helen of Troy's Board of Directors has appointed Mr. Adolpho R. Telles to our Board of Directors, effective June 10, 2005, to fill the vacancy created by Mr. Swaim's resignation. Mr. Telles, age 55, is a Certified Public Accountant and business consultant providing advisory services to entities in the area of corporate governance, internal auditing, and compliance with the Sarbanes Oxley Act of 2002. Prior to November of 1993, Mr. Telles was a partner with the accounting firm of KPMG LLP, and its predecessors for over 16 years. The Board has determined that Mr. Telles meets the NASDAQ and SEC independence and financial experience requirements to serve on Helen of Troy's Board. Mr. Telles will serve on the Company's audit committee and qualifires as an "audit committee financial expert."

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ITEM 9.01.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL EXHIBITS

(c) EXHIBITS.

The following exhibits are furnished with this report on Form 8-K:

Exhibit No.	Description.

99.1	Letter of Resignation from Helen of Troy Limited's board of directors dated June 10, 2005 from James C. Swaim

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

June 14, 2005	By:	/s/ Vincent Carson
Date		Vincent Carson
Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter of Resignation from Helen of Troy Limited's board of directors dated June 10, 2005 from James C. Swaim

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